August, 2005 HSBC Finance Corporation Supplement to the Form 10-Q for the period ended June 30, 2005

International Financial Reporting Standards ("IFRS") Prior to January 1, 2005, HSBC Holdings plc ("HSBC") reported results on a U.K. GAAP basis. The European Union has determined that all European listed companies will be required to prepare their consolidated financial statements using IFRS by 2005. As a result, HSBC began reporting its financial results under IFRS rather than U.K. GAAP with its release of interim financial results for the six months ended June 30, 2005. Managed Basis (a non-GAAP financial measure) assumes that securitized receivables have not been sold and remain on our balance sheet. Management Basis In addition to managed basis reporting, we also monitor our operations and evaluate trends on a Management basis (a non-GAAP financial measure). Management basis reporting, in addition to the managed basis adjustments, assumes that the Mortgages and Private Label receivables transferred to HSBC's U.S. banking subsidiary, HSBC Bank USA, N.A. ("HSBC Bank USA"), have not been sold and remain on the balance sheet, and that the funding facility with HSBC Bank USA as the originating lender for our taxpayer refund anticipation loan program is not in place. We also monitor our operations and evaluate trends on a management basis because the receivable sales to HSBC Bank USA were conducted primarily to more appropriately fund prime receivables within the HSBC Group and such receivables continue to be managed and serviced by us without regard to ownership. Furthermore, we Basis of Reporting

Management Basis- continued also review operating results and make decisions about allocating resources such as employees on a management basis. When reporting on a management basis, net interest margin, fee income and the provision for credit losses is adjusted to include the activity associated with these receivables transferred to HSBC Bank, USA. Gains on sales and the related servicing fees are eliminated along with the funding facility fees paid to HSBC Bank, USA. We believe that management basis information enables readers, investors and other interested parties to better understand the overall performance and related trends of our consumer finance business. IFRS Management Basis (a non-GAAP financial measure) represents Management Basis plus IFRS adjustments. International Accounting Standards ("IAS") Lite Management Basis excludes application of: IAS 32, "Financial Instruments: Disclosure and Presentation;" IAS 39, "Financial Instruments: Recognition and Measurement;" and IFRS 4, "Insurance Contracts." Basis of Reporting - continued

June 30, 2005 Highlights - IFRS Management Basis Net Income growth - 7% H1 05 over H1 04 Strong receivables growth June 05 over June 04 of 17% Real Estate Secured growth of 26% Auto Finance growth of 16% Cards growth of 10% Personal non-credit card growth of 9% Expenses H1 05 compared to H2 04 and H1 04: Efficiency ratio of 36.1%, down 188 bps from H2 04, up 170 bps from H1 04 Expenses to receivables are 3.6%, down 37 bps from H2 04 and down 33 bps from H1 04

June 30, 2005 Highlights - Management Basis NIM compression consistent with the current market environment Yield has stabilized against first half of last year NIM stable Q2 05 compared to Q1 05 RAR (Risk Adjusted Revenue) is essentially flat due to the offsetting affects of NIM compression and credit quality improvements and increased fee generation Improvements in collections & underwriting Improved credit results quarter-over-prior year quarter driven by stronger analytics, improved collections, mix and a favorable economy Charge-offs down 117 bps 2+ delinquencies down 95 bps (U.S. GAAP)

Net Interest Income Other Revenues Total Revenues Provision for Loan Losses Operating Expenses Pre-tax Income Taxes Net Income - Management Basis Efficiency Ratio HSBC Finance Corporation IFRS Management Basis (A Non-GAAP Measure) (Millions $) IFRS H1 05 (1) Excluding impact of FFIEC implementation, H2 04 net income was $1,068 million. $5,834 1,434 7,268 2,321 2,627 2,320 776 $1,544 36.1% $5,613 1,378 6,991 2,848 2,658 1,485 515 $970 38.0% $5,642 1,410 7,052 2,497 2,429 2,126 690 $1,436 34.4% IAS Lite H2 04 IAS Lite H1 04 (1)

Key Ratios - Management Basis Q2 04 Q3 04 Q4 04 Q1 05 Q2 05 NIM 0.0816 0.0775 0.0757 0.0713 0.071 RAR 0.066 0.064 0.0652 0.0671 0.0651 ROMA 0.0106 0.0084 0.0074 0.0132 0.0114 Risk Adjusted Margin 4.07 4.6 4.35 4.34 4.03 (1) Excludes impact of initial FFIEC implementation. (2) Excludes mark-to-market on derivatives which do not quality as effective hedges and ineffectiveness associated with qualifying hedges under FAS 133. (1) (2) (2) (U.S. GAAP)

Credit Quality - Management Basis Q2 04 Q3 04 Q4 04 Q1 05 Q2 05 Charge-Offs 0.0442 0.0423 0.0384 0.0356 0.0325 RAR 0.066 0.064 0.0652 0.0671 0.0651 2+ Delinquency 0.0454 0.0444 0.0395 0.0368 0.0359 Risk Adjusted Margin 4.07 4.6 4.35 4.34 4.03 (1) Q4 04 excludes impact of initial FFIEC implementation. (2) Excludes mark-to-market on derivatives which do not quality as effective hedges and ineffectiveness associated with qualifying hedges under FAS 133. (1) (2) (U.S. GAAP)

Net Interest Income - Management Basis Interest Income Interest Expense Net Interest Income Q2 05 $4,004 1,344 $2,660 Q1 05 $3,902 1,299 $2,603 Q2 04 $3,486 856 $2,630 (Millions $) Net Interest Income Yield Cost of Funds NIM Q2 05 10.7% 3.6 7.1% Q1 05 10.7% 3.6 7.1% Q2 04 10.8% 2.6 8.2% Yield & Cost of Funds (U.S. GAAP)

HSBC Finance Corporation - IFRS Management Basis Receivables (Millions $) (1) MasterCard is a registered trademark of MasterCard International, Incorporated and Visa is a registered trademark of VISA USA, Inc.

Retail Branch Channel Continued record production of sub-prime mortgages new volume yields lower than portfolio yields due to mix shift to lower LTV Near prime mortgage production continues to grow 7% of managed loan account leverages fixed cost branch infrastructure led to some NIM compression given lower yields, but accretive to ROMA over time Mix shift is due to optimization of Risk and Return Correspondent/Wholesale Mortgage Channel $5.7 billion cumulative of "A-" (near prime) purchased by HSBC USA Inc. Accretive to NIM for HSBC USA Inc. and HSBC North America Holdings Inc. but dilutive to NIM and RAR for HSBC Finance Corporation on a management basis Leverages the HSBC Finance Corporation capability and HSBC USA Inc. cost of funds Purchase premium on wholesale loans is amortized through NIM Auto Current origination mix is 2% prime, 88% near prime and 10% sub-prime Near prime is the most profitable segment on a ROMA basis Benefit of this mix shift is evident in the early credit performance on those vintages Net charge-off improvement improved front-end underwriting lower severities due to stronger used vehicle auction prices

Retail Branch Channel (HFC/Beneficial) Expand junior lien production production increased 27% over Q1 05 Increase unsecured loans through more frequent mailings and increased lines selectively Increase usage of risk-based pricing enhanced regional market pricing segmentation model More granular pricing for real estate secured product Continue deployment of proprietary analytics for pricing and risk management Key Actions to Affect NIM, RAR, Receivable Mix Wholesale Mortgage Channel Increase junior lien production production increased 50% over Q1 05 Diversify originations through higher return seller clients More granular pricing Enhance portfolio retention

Cards Continue focus on non-prime card sectors Focus on incremental fee opportunities, including fee-focused products Continue focus on risk-based pricing and line management "HSBC" branded prime portfolio delivered strong growth Key Actions to Affect NIM, RAR, Receivable Mix Auto Diversify channels of origination Increase direct-to-consumer channel Originate more stable and predictable near prime mix Optimize collections operation for maximum efficiency Active portfolio management and customer retention

APPENDIX

Reconciliations to GAAP Financial Measures

	Three Months Ended

	June 30, 2005	March 31, 2005	June 30, 2004

	(Dollars are in millions)
Return on Average Assets:
Net income:
Owned basis	$472	$626	$433
Management basis adjustments	38	80	24

Management basis	$510	$706	$457

Adjusted net income:
Owned basis	$472	$626	$433
Management basis adjustments	38	80	24
Derivative adjustments	(48)	(166)	(79)

Management basis adjusted for derivatives	$462	$540	$378

Average assets:
Owned basis	$134,834	$131,954	$117,467
Management basis adjustments	30,479	34,862	27,736

Management basis	$165,313	$166,816	$145,203

Return on average owned assets	1.40%	1.90%	1.47%
Return on average management assets	1.23	1.69	1.26
Return on average management assets, adjusted for derivatives	1.12	1.29	1.04

Net Interest Margin:
Net Interest Income:
Owned basis	$2,035	$1,888	$1,930
Management basis adjustments	625	715	700

Management basis	$2,660	$2,603	$2,630

Average interest-earning assets:
Owned basis	$119,523	$112,985	$101,238
Management basis adjustments	30,366	33,109	27,718

Management basis	$149,889	$146,094	$128,956

Owned basis net interest margin	6.81%	6.68%	7.63%
Management basis net interest margin	7.10	7.13	8.16

Reconciliations to GAAP Financial Measures

	Three Months Ended

	June 30, 2005	March 31, 2005	June 30, 2004

	(Dollars are in millions)
Managed Basis Risk Adjusted Revenue:
Net interest income	$2,284	$2,220	$2,582
Other revenues, excluding securitization revenue and derivative income	1,068	1,208	860
Less: Net charge-offs	(1,028)	(1,118)	(1,367)

Risk adjusted revenue	$2,324	$2,310	$2,075

Management basis adjustments:
Net interest income	$376	$383	$48
Other revenues, excluding securitization revenue and derivative income	(123)	(104)	(5)
Less: Net charge-offs	(156)	(154)	(2)

Risk adjusted revenue, management basis adjustments	$97	$125	$41

Management basis:
Net interest income	$2,660	$2,603	$2,630
Other revenues, excluding securitization revenue and derivative income	945	1,104	855
Less: Net charge-offs	(1,184)	(1,272)	(1,369)

Risk adjusted revenue, management basis	$2,421	$2,435	$2,116

Average interest-earning assets:
Managed basis	$129,726	$125,869	$124,806
Management basis adjustments	20,163	20,225	4,150

Management basis	$149,889	$146,094	$128,956

Managed basis risk adjusted revenue	7.17%	7.34%	6.65%
Management basis risk adjusted revenue	6.46	6.67	6.56

Reconciliations to GAAP Financial Measures

	Three Months Ended

	June 30, 2005	March 31, 2005	June 30, 2004

	(Dollars are in millions)
Consumer Net Charge-off Ratio:
Consumer net charge-offs:
Owned basis	$844	$856	$966
Management basis adjustments	340	410	403

Management basis	$1,184	$1,266	$1,369

Average consumer receivables:
Owned basis	$115,354	$108,928	$96,189
Management basis adjustments	30,359	33,379	27,728

Management basis	$145,713	$142,307	$123,917

Owned basis consumer net charge-off ratio	2.93%	3.15%	4.02%
Management basis consumer net charge-off ratio	3.25	3.56	4.42

Two-Months-and-Over Contractual Delinquency Ratio:
Consumer 2+ delinquency:
Owned basis	$4,419	$4,229	$4,534
Management basis adjustments	887	1,044	1,208

Management basis	$5,306	$5,273	$5,742

Consumer receivables:
Owned basis	$118,532	$111,911	$99,115
Management basis adjustments	29,187	31,480	27,380

Management basis	$147,719	$143,391	$126,495

Owned basis consumer 2+ delinquency ratio	3.73%	3.78%	4.57%
Management basis consumer 2+ delinquency ratio	3.59	3.68	4.54

Reconciliation to GAAP Financial Measures

Net Interest Income

	Three Months Ended 6/30/05			Three Months Ended 3/31/05			Three Months Ended 6/30/04

		Management			Management			Management
	Owned	Basis	Management	Owned	Basis	Management	Owned	Basis	Management
($ millions)	Basis	Adjustments	Basis	Basis	Adjustments	Basis	Basis	Adjustments	Basis

Finance and other interest income	$3,139	$865	$4,004	$2,950	$952	$3,902	$2,637	$849	$3,486
Interest expense	1,104	240	1,344	1,062	237	1,299	707	149	856

Net interest income	2,035	625	2,660	1,888	715	2,603	1,930	700	2,630

Average interest- earning assets	$119,523	$30,366	$149,889	$112,985	$33,109	$146,094	$101,238	$27,718	$128,956

Yield	10.5%	11.4%	10.7%	10.4%	11.5%	10.7%	10.4%	12.3%	10.8%
Cost of funds	3.7	3.2	3.6	3.7	2.9	3.6	2.8	2.2	2.6

Net interest margin	6.8%	8.2%	7.1%	6.7%	8.6%	7.1%	7.6%	10.1%	8.2%

Reconciliation to GAAP Financial Measures

Receivables

	As at June 30, 2005			As at December 31, 2004			As at June 30, 2004

		IFRS			IFRS			IFRS
		Management	IFRS		Management	IFRS		Management	IFRS
	Owned	Basis	Management	Owned	Basis	Management	Owned	Basis	Management
	Basis	Adjustments	Basis	Basis	Adjustments	Basis	Basis	Adjustments	Basis

	($ millions)
Branch real estate	$39,091	$(10)	$39,081	$36,117	$94	$36,211	$32,409	$445	$32,854
Correspondent real estate	32,839	5,210	38,049	28,703	5,101	33,804	23,624	4,545	28,169

Real estate secured	71,930	5,200	77,130	64,820	5,195	70,015	56,033	4,990	61,023
MasterCard/ Visa (1)	17,421	4,771	22,192	14,635	7,590	22,225	10,816	9,355	20,171
Private label	2,905	15,109	18,014	3,411	15,570	18,981	12,759	4,774	17,533
Auto finance	8,997	1,841	10,838	7,544	2,693	10,237	5,459	3,916	9,375
Personal non-credit card	17,255	2,501	19,756	16,128	3,513	19,641	14,019	4,126	18,145
Commercial and other	253	(181)	72	317	(190)	127	346	(194)	152

Total receivables	$118,761	$29,241	$148,002	$106,855	$34,371	$141,226	$99,432	$26,967	$126,399

(1)	MasterCard is a registered trademark of MasterCard International, Incorporated and Visa is a registered trademark of VISA USA, Inc.

Reconciliation to GAAP Financial Measures

Income Statement
IFRS Management Basis

	Six Months Ended 6/30/05			Six Months Ended 12/31/04			Six Months Ended 6/30/04

		IFRS			IFRS			IFRS
		Management	IFRS		Management	IFRS		Management	IFRS
	Owned	Basis	Management	Owned	Basis	Management	Owned	Basis	Management
	Basis	Adjustments	Basis	Basis	Adjustments	Basis	Basis	Adjustments	Basis

	($ millions)
Net interest income	3,923	1,911	5,834	4,052	1,561	5,613	3,750	1,892	5,642
Other revenues	2,586	(1,152)	1,434	2,798	(1,420)	1,378	2,275	(865)	1,410

Total revenues	6,509	759	7,268	6,850	141	6,991	6,025	1,027	7,052

Provision for loan losses	1,872	449	2,321	2,409	439	2,848	1,925	573	2,498
Operating expenses	2,984	(357)	2,627	2,870	(212)	2,658	2,731	(303)	2,428

Pre-tax income	1,653	667	2,320	1,571	(86)	1,485	1,369	757	2,126
Taxes	555	221	776	534	(19)	515	466	223	689

Net income	1,098	446	1,544	1,037	(67)	970	903	534	1,437

Efficiency Ratio:
Total costs and expenses	2,984	(357)	2,627	2,870	(212)	2,658	2,731	(303)	2,428
Policyholders’ benefits	(238)	238	—	(206)	206	—	(206)	206	—

Total costs and expenses, excluding policyholders’ benefits	2,746	(119)	2,627	2,664	(6)	2,658	2,525	(97)	2,428

Net interest income and other revenues	6,509	759	7,268	6,850	141	6,991	6,025	1,027	7,052
Policyholders’ benefits	(238)	238	—	(206)	206	—	(206)	206	—

Net interest income and other revenues, excluding policyholders’ benefits	6,271	997	7,268	6,644	347	6,991	5,819	1,233	7,052

Efficiency ratio	43.8%	—	36.1%	40.1%	—	38.0%	43.4%	—	34.4%

Net Income Growth:
Net income	$1,098	$446	$1,544	$1,037	$(67)	$970	$903	$534	$1,437
IFRS management basis net income growth H1 05 compared to H1 04			7%			—			—